News ONEOK Natural Gas Pipelines Operating Normally Company Takes Precautionary Step to Protect Customer Information TULSA, Okla. – April 3, 2018 – ONEOK, Inc. (NYSE: OKE) announced today as a purely precautionary step for its interstate natural gas pipelines that it has temporarily disabled service with a third-party Electronic Data Interchange (EDI) services provider utilized by some of its customers, which was a target of an apparent cyberattack. The EDI system provides a platform to conduct business through an exchange of documents with customers. Media outlets misinterpreted the company’s notification to customers as a reaction to an attack on ONEOK’s system. There were no operational interruptions on ONEOK’s natural gas pipelines. Affected customers have been advised to use one of the alternative methods of communications available to them for gas scheduling purposes. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook and Twitter. ### April 3, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026